Exhibit 10.44

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                                AIA Document A101

                       Standard Form of Agreement Between
                              Owner and Contractor
                         where the basis of payment is a
                                 STIPULATED SUM

                                  1987 EDITION

          THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES; CONSULTATION
        WITH AN ATTORNEY IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR
                                  MODIFICATION.

          The 1987 Edition of AIA Document A201, General conditions of
            Contract for Construction, is adopted in this document by
           reference. Do not use with other general conditions unless this document is modified.

               This document has been approved and endorsed by The
                   Associated General Contractors of America.

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AGREEMENT made as of the Second day of September in the year of Nineteen Hundred and Ninety Seven

BETWEEN the Owner:         Pacific Aerospace & Electronics, Inc.
                           434 Olds Station Road
                           Wenatchee, WA 98801

and the Contractor:        Hale & Long General Contractors, Inc.
                           1040 Valley Mall Parkway
                           P.O. Box 7038
                           East Wenatchee, WA 98802

The Project is:            Four Story Office Facility
                           Olds Station Road
                           Wenatchee, WA

The Architect is:          Percich, Kroese, Johnson, Busse
                           272 Rolling Hill Lane
                           Wenatchee, WA 98801

The Owner and the Contractor agree as set forth below.
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                                    ARTICLE 1
                             THE CONTRACT DOCUMENTS

The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, addenda issued prior to execution of this Agreement; these form the contract, and are as fully a part of the contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than Modifications, appears in Article 9.

                                    ARTICLE 2
                            THE WORK OF THIS CONTRACT

The Contractor shall execute the entire Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others, or as follows:

Structure as Specifically Indicated In The Combined architectural And Structural Documents By Percich, Kroese, Johnson, Busse Architectural Group.

Site Development, Heating And Ventilating, Electrical As Specifically Indicated In The Combined Documents By Forsgren And Associates, 125 McGee Street, East Wenatchee, WA 98802.

                                    ARTICLE 3
                 DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

3.1 The date of commencement is the date from which the Contract Time of Paragraph 3.2 is measured, and shall be the date of this Agreement, as first written above, unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.

*Acquisition Of Required Construction Permits And Payment Of Fees.

Unless the date of commencement is established by a notice to proceed issued by the Owner, the contractor shall notify the Owner in writing not less than five days before commencing the Work to permit the timely filing of mortgages, mechanic's liens and other security interests.

*Or September 3, 1997 Which Ever Occurs First.

3.2 The Contractor shall achieve Substantial Completion of the entire Work not later than

270 days.

*Subject to adjustments of this Contract Time as provided in the Contract Documents.

                                    ARTICLE 4
                                  CONTRACT SUM

4.1 The Owner shall pay the Contractor in current funds for the Contractor's performance of the Contract the Contract sum of Two Million Five Hundred Twenty Thousand Seven Hundred Sixty Plus WSST Dollars ($2,520,760.00 plus WSST), subject to additions and deductions as provided in the Contract Documents.

4.2 The Contract Sum is based upon the following:

     1. Permits And Utility Fees: Building Permits, Plan Check Fees, Utility Service, Connection And Plant Investment Fees Are To Be Obtained And Paid For By The Owner, Therefore The Cost Of Same Is Not A Part Of This Contract.

4.3  Unit prices, if any, are as follows:
     None

                                    ARTICLE 5
                                PROGRESS PAYMENTS

5.1 Based upon Applications for Payment submitted to the Architect by the contractor and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

5.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

5.3 Provided an Application for Payment is received by the Architect not later than the 5th (Fifth) day of a month, the Owner shall make payment to the Contractor not later than the 20th (Twentieth) day the Same month. If an Application for Payments is received by the Architect after the application date fixed above, payment shall be made by the Owner not later than 15 (Fifteen) days after the Architect receives the Application for Payment.

5.4 Each Application for Payment shall be based upon the schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Contract Sum among the various portions of the Work and be prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor's Applications for Payment.

5.5 Applications for Payment shall indicate the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment.

5.6 Subject to the provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

5.6.1 Take that portion of the Contract Sum properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the total Contract Sum allocated to that portion of the Work in the schedule of values, less retainage of Five (5) percent. Pending final determination of cost to the Owner of changes in the Work, amounts not in the dispute may be included as provided in Subparagraph 7.3.7 of the General Conditions even though the Contract Sum has not yet been adjusted Change Order;

5.6.2 Add that portion of the Contract Sum properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the completed construction (or, if approved in advance by the Owner, suitably stored off the site at a location agreed-upon in writing), less retainage of Five (5) percent.

5.6.3 Subtract the aggregate of previous payments made by the Owner, and

5.6.4 Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Paragraph 9.5 of the General Contract.

5.7 The progress payment amount determined in accordance with Paragraph 5.6 shall be further modified under the following circumstances:

5.7.1 Add, upon Substantial Completion of the Work, a sum sufficient to increase the total payments to One Hundred percent (100%) of the Contract Sum, less such amounts as the Architect shall determine for incomplete Work and unsettled claims, and

5.7.2 Add, if final completion of the Work is thereafter materially delayed through no fault of the contractor, any additional amounts payable in accordance with Subparagraph 9.10.3 of the General Contract.

5.8 Reduction of limitation of retainage, if any, shall be as follow:

Retainage Shall Be Withheld Up To 50% Of The Contract Amount, Thereafter The Remaining Applications For Payment Shall Not Be Subject To Retainage.

                                    ARTICLE 6
                                  FINAL PAYMENT

Final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Contractor when (1) the Contract has been fully performed by the

Contractor except for the Contractor's responsibility to correct nonconforming Work as provided in Subparagraph 12.2.2 of the General Conditions and to satisfy other requirements, if any, which necessarily survive final payment; and (2) a final Certificate for Payment has been issued by the Architects; such final payment shall be made by the Owner not more than 30 days after the issuance of the Architect's final Certificate for Payment, or as follows:

2% Above Prime Interest As Set Forth By Cashmere Valley Bank On The Payment Due Date.

                                    ARTICLE 7
                            MISCELLANEOUS PROVISIONS

7.1 Where reference is made in this Agreement to a provision of the General Conditions or another contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

7.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from the time at the place where the Project is located.

7.3 Other provisions:

Retainage Shall Be Deposited Monthly In A Dedicated Interest Bearing Account At Cashmere Valley Bank Solely For This Project.

                                    ARTICLE 8
                            TERMINATION OR SUSPENSION

8.1 The Contract may be terminated by the Owner or the Contractor as provided in
Article 14 of the General Conditions.

8.2 The Work may be suspended by the Owner as provided in Article 14 of the General Conditions.

                                    ARTICLE 9
                        ENUMERATION OF CONTRACT DOCUMENTS

9.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:

9.1.1 The Agreement is this executed Standard Form of Agreement Between Owner and Contractor, AIA Document A101, 1987 Edition.

9.1.2 The General Conditions are the General Conditions of the Contract for Construction,

AIA Document A201, 1987 Edition.

9.1.3 The Supplementary and other Conditions of the Contract are those contained in the Project Manual dated ___________, and are as follows:


     Document                         Title                             Pages

Dwg. SD-1                      Site Development                            1

Dwg. A-1 Thru A-14             Architectural                              14

Dwg. S-1 Thru S-9              Structural                                  9

Dwg. Forsgren                  Site Plan                                   1

Dwg. M-1 Thru M-4              HVAC                                        4

9.1.4 The Specifications are those contained in the Project manual dated as in Subparagraph 9.1.3, and are as follows:

Section                               Title                             Pages

All Specifications Are Contained In The Body Of The Drawings As A Part There-Of.

9.1.5 The Drawings are as follows, and are dated ___________ unless a different date is shown below:


      Number                          Title                             Date

Dwg. SD-1                      Site Development                        8-13-97

Dwg. A-1 Thru A-14             Architectural                           8-13-97

Dwg. S-1 Thru S-9              Structural                              8-13-97

Dwg. Forsgren                  Site Plan                               6-97

Dwg. M-1 Thru M-4              HVAC                                    6-27-97

9.1.6 The addenda, if any, are as follows:


      Number                     Date                                   Pages

        1                      8-25-97                                    2

        -                      9-4-97                                 Sheet S4

Portions of addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this
Article 9.

9.1.7 Other documents, if any, forming part of the Contract Documents are as follows:

See Article 9.1.3

The Fourth Floor Is Completed To The Extent Indicated By Note On Drawing Sheet A-5 With The Following Exceptions:

     1. Electrical Distribution Panels Are Not Included.
     2. Metal Gage Framing For Interior Ceilings And Partition Walls Is
        Included.
     3. Gypsum Wall Board For Interior Ceilings And Partition Walls Is Included.

This Agreement is entered into as of the day and year first written above and is executed in at least three original copies of which one is to be delivered to the Contractor, one to the Architect for use in the administration of the Contract, and the remainder to the Owner.


OWNER                                  CONTRACTOR: Hale & Long
                                                   General Contractors, Inc.


/s/ DONALD A. WRIGHT                   /s/ JERRY SUTTON
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(Signature)                            (Signature)


DON A. WRIGHT, President/CEO           JERRY SUTTON, President
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(Printed name and Title)               (Printed name and title)